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                                 LOAN AGREEMENT

                                 by and between


                           KNIGHT TRANSPORTATION, INC.

                              QUAD K LEASING, INC.


                                       and


                     FIRST INTERSTATE BANK OF ARIZONA, N.A.















                      Dated as of __________________, 1996



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                                TABLE OF CONTENTS
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ARTICLE I    RECITALS..............................................................................              1

ARTICLE 2    DEFINITIONS...........................................................................              2
         Section 2.1       Definitions.............................................................              2
         Section 2.2       Terms Generally.........................................................              7
         Section 2.3       Accounting Terms........................................................              7

ARTICLE 3    RLC           ........................................................................              8
         Section 3. 1      RLC Commitment Amount...................................................              8
         Section 3.2       RLC Note................................................................              8
         Section 3.3       RLC Advances............................................................              8
         Section 3.4       Conversion of RLC Advances..............................................              9
         Section 3.5       RLC Unused Fee..........................................................              9
         Section 3.6       RLC Payments............................................................             10
         Section 3.7       Issuance of Letter of Credit............................................             10
         Section 3.8       Conditions Precedent to the Issuance of Letters of Credit...............             10
         Section 3.9       Drawing of a Letter of Credit...........................................             11

ARTICLE 3A    TERM LOAN............................................................................             12
         Section 3A.1      Term Loan Commitment....................................................             12
         Section 3A.2      Term Note...............................................................             12
         Section 3A.3      TCM Rate Election.......................................................             12
         Section 3A.4      Term Loan Payments......................................................             12

ARTICLE 4    FIXED RATE PROVISIONS.................................................................             14
         Section 4.1       Additional Provisions for Fixed Rate Advances...........................             14
         Section 4.2       TCM Rate Prepayment.....................................................             16

ARTICLE 5    CONDITIONS PRECEDENT..................................................................             17
         Section 5.1       Conditions Precedent....................................................             17
         Section 5.2       Conditions Precedent to All Future Advances.............................             18

ARTICLE 6    GENERAL REPRESENTATIONS AND WARRANTIES................................................             19
         Section 6.1       Recitals................................................................             19
         Section 6.2       Organization............................................................             19
         Section 6.3       Power...................................................................             19
         Section 6.4       Enforceable.............................................................             19
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         Section 6.5       No Conflict.............................................................             19
         Section 6.6       No Actions..............................................................             19
         Section 6.7       Financial Statements....................................................             19
         Section 6.8       Tax Payments............................................................             20
         Section 6.9       Margin Stock............................................................             20
         Section 6.10      Affirmation.............................................................             20
         Section 6.11      Solvency................................................................             20

ARTICLE 7    AFFIRMATIVE COVENANTS.................................................................             21
         Section 7.1       Existence...............................................................             21
         Section 7.2       Maintain Property.......................................................             21
         Section 7.3       Insurance...............................................................             21
         Section 7.4       Payments................................................................             21
         Section 7.5       Financial Reports.......................................................             21
         Section 7.6       Records.................................................................             23
         Section 7.7       Current Obligations.....................................................             23
         Section 7.8       Other Documents.........................................................             23

ARTICLE 8    NEGATIVE COVENANTS....................................................................             24
         Section 8.1       Dissolution.............................................................             24
         Section 8.2       Fiscal Year.............................................................             24
         Section 8.3       Margin Stock............................................................             24
         Section 8.4       Debt/Worth..............................................................             24
         Section 8.5       TFCC....................................................................             24
         Section 8.6       Debt/Cash Flow..........................................................             24
         Section 8.7       Current Ratio...........................................................             24

ARTICLE 9    DEFAULT AND REMEDIES..................................................................             25
         Section 9.1       Event of Default........................................................             25
         Section 9.2       Remedies and Cure Period................................................             26

ARTICLE 10    ACTION UPON AGREEMENT................................................................             27
         Section 10.1      Third Party.............................................................             27
         Section 10.2      Entire Agreement........................................................             27
         Section 10.3      Writing Required........................................................             27
         Section 10.4      No Partnership..........................................................             27
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ARTICLE 11    GENERAL..............................................................................             28
         Section 11.1      Survival................................................................             28
         Section 11.2      Context.................................................................             28
         Section 11.3      Time....................................................................             28
         Section 11.4      Notices.................................................................             28
         Section 11.5      Costs...................................................................             28
         Section 11.6      Law.....................................................................             28
         Section 11.7      Successors..............................................................             28
         Section 11.8      Headings................................................................             28
         Section 11.9      Arbitration.............................................................             28
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EXHIBITS

A        Compliance Letter

B        Compliance Certificate

C        Form of Term Note

                                 LOAN AGREEMENT


         BY THIS LOAN AGREEMENT (the "Agreement"), made and entered into as of this day_______ of _________, 1996, FIRST INTERSTATE BANK OF ARIZONA, N.A., whose address is 100 West Washington, Post Office Box 53456, Phoenix, Arizona 85072-3456 (hereinafter, together with successors and assigns, called "Lender"), and KNIGHT TRANSPORTATION, INC., an Arizona corporation, whose address is 5601 West Buckeye Road, Phoenix, Arizona 85043-4603 (hereinafter called "Company") and QUAD K LEASING, INC., a corporation (with the Company, the "Borrower"), a wholly owned subsidiary of the Company, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

                                    ARTICLE I

                                    RECITALS
                                    --------

         Section 1.1 Borrower has requested that Lender establish a revolving line of credit (the "RLC") with Borrower in the amount of $15,000,000.00, under which revolving line of credit advances ("RLC Advances") shall be made to Borrower for the purposes of providing (i) Borrower with financing for general corporate purposes, and (ii) a source of funding to any beneficiaries of any letters of credit (each a "Letter of Credit") that may be issued, from time to time by Lender on behalf of Borrower.

         Section 1.2 Borrower has also requested that Lender allow Borrower, upon its election, to term out the RLC.

         Section 1.3 Lender has agreed to do so upon the terms, conditions and provisions set forth herein.

         Section 1.4 Effective as of the delivery of this Agreement, the Loan Agreement dated November 30, 1994 (the "1994 Agreement") between the Company and Lender will be terminated and replaced by this Agreement.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

         Section 2.1 Definitions. Although terms may be defined in other sections of this Agreement, as used herein the following terms shall have the meanings defined below:

         "Advance" means an RLC Advance.

         "Advance Minimum Amount" means $50,000.00.

         "Agreement" means this Loan Agreement.

         "Authorized Officer" means the chief executive officer or chief financial officer of Borrower, or such other individual who is from time to time designated to Lender in writing by said officer as authorized to act for Borrower with respect to the Loan.

         "Borrower":  See the Preamble.

         "Borrowing Base" means an amount equal to:

                   (i) Eighty percent (80%) of the outstanding amount of all "Eligible Accounts" of Borrower, less any retentions, discounts, delinquency or service charges, commissions, freight charges, advertising allowances or other allowances granted or charged by Borrower; plus

                  (ii) fifty percent (50%) of Net Fixed Assets less the outstanding principal balance of all debt secured by any security interest in, or lien on, such Net Fixed Assets.

         "Business Day" means a day of the year on which commercial banks are not required or authorized to close in Phoenix, Arizona and, if the applicable Business Day relates to any LIBOR Rate RLC Advances or LIBOR Rate Term Loans, a day on which dealings are carried on in the London interbank market.

         "CD Base Rate" means, for the Interest Period for each CD Rate RLC Advance, an interest rate per annum equal to the rate of interest determined by Lender, based on quotations published in The Wall Street Journal or such other comparable source selected by Lender, to be the "CD Base Rate" for a period equal to such Interest Period, two (2) Business Days before the first day of such Interest Period.

         "CD Rate" means an interest rate per annum equal to two and 15/100 percent (2.15%) in excess of the CD Base Rate, rounded upward, if necessary, to the nearest 1/16 of 1%.

         "CD Rate RLC Advance" means an RLC Advance that bears interest at the CD Rate.

         "Company": See the Preamble.

         "Compliance Certificate":  See Section 7.5(f).

         "Convert," "Conversion," and "Converted" each refers to a conversion of RLC Advances of one Type into RLC Advances of another Type pursuant to Section 3.4.

         "Eligible Account" means any account of Borrower, so long as, at the time of any RLC Advance: (i) the account is creditworthy in the reasonable judgment of Lender; (ii) the original invoices or other statements or agreements comprising that account require payment in full within sixty (60) days of the date of delivery of the respective goods or services; and (iii) no invoice or other statement or agreement comprising that account remained unpaid for more than ninety (90) days after the due date for payment specified therein (at Lender's option, if any account becomes ineligible because not paid within the above specified period, all accounts from the same account debtor shall be deemed ineligible).

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D by the Board of Governors of the Federal Reserve System, 12 C.F.R.
Part 204 as in effect from time to time.

         " Eurodollar Reserve Percentage" for the Interest Period for each LIBOR Rate RLC Advance or LIBOR Rate Tenn Loan means the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member Bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate RLC Advances or LIBOR Rate Tenn Loans is determined) having a term equal to such Interest Period.

         "Event of Default":  See Section 9. 1.

         "Financial Covenants" means those financial covenants specified in Sections 8.4, 8.5, 8.6 and 8.7.

         "Fixed Rate Minimum Amount" means $1,000,000.00, with increments of $100,000.00.

         "Fixed Rate Advance" means either a LIBOR Rate RLC Advance, a CD Rate RLC Advance or a LIBOR Rate Term Loan.

         "Fixed Rate RLC Advance" means either a LIBOR Rate RLC Advance or a CD Rate RLC Advance.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied.

         " Interest Period" means, for each Fixed Rate RLC Advance, or LIBOR Rate Tenn Loan, the period commencing on the date of such Fixed Rate RLC Advance or LIBOR Rate Term Loan or the date of the Conversion of any RLC Advance into a Fixed Rate RLC Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the day after the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions herein. The duration of each such Interest Period shall be 30, 60 or 90 days, as the Borrower may select; provided, however, that:

                  (i) Interest Periods commencing on the same date for the same Type of RLC Advances shall be of the same duration;

                  (ii) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (iii) No Interest Period with respect to any RLC Advance shall extend beyond the RLC Maturity Date; and

                  (iv) No Interest Period with respect to any LIBOR Rate Term Loan shall extend beyond the Term Maturity Date.

         "Lender":  See the Preamble.

         "Letter of Credit" mean any letter of credit issued at the request of Borrower pursuant to Section 3.7.

         "LIBOR Base Rate" means, for the Interest Period for each LIBOR Rate RLC Advance or LIBOR Rate Term Loan, an interest rate per annum equal to the rate of interest per annum obtained by dividing (i) the rate of interest determined by Lender, based on Telerate System reports or such other source selected by Lender, to be the "London Interbank Offered Rate" at which deposits in U.S. dollars for a period equal to such Interest Period are offered by major banks in London, England, two (2) Business Days before the first day of such Interest Period by (ii) a percentage equal to one hundred percent (100%) minus the Eurodollar Reserve Percentage.

         "LIBOR Rate" means:

                  (a) As to a LIBOR Rate RLC Advance, an interest rate per annum equal to three-quarters percent (0.75%) in excess of the LIBOR Base Rate, rounded upward, if necessary, to the nearest 1/16 of 1%, or

                  (b) As to a LIBOR Rate Term Loan, an interest rate per annum equal to 90/100 percent (0.90%) in excess of the LIBOR Base Rate, rounded upward, if necessary, to the 1/16 of 1%.

         "LIBOR Rate Advance" means either a LIBOR Rate RLC Advance or a LIBOR Rate Term Loan.

         "LIBOR Rate RLC Advance" means an RLC Advance that bears interest at the applicable LIBOR Rate.

         "LIBOR Rate Term Loan" means the Term Loan bearing interest at the applicable LIBOR Rate.

         "Loans" means the RLC and the Term Loan.

         "Material Amount" means $1,000,000.00 for purposes of Section 7.5.

         "Maximum Letter of Credit Balance" means $1,250,000.00.

         "Net Fixed Assets" means the consolidated net book value of all fixed assets of Borrower determined in accordance with GAAP.

         "1994 Agreement": See Section 1.4.

         "Notes" means the RLC Note and the Tenn Note.

         "Notice of RLC Advance": See Section 3.3(b).

         "Organizational Documents" means Borrower's Articles of Incorporation and Bylaws.

         "Prime Rate" means the interest rate per annum equal to the fluctuating rate of interest announced publicly by Lender from time to time as its "prime rate".

         "Quarterly End Date" means the last day of March, June, September and December.

         "Regulatory Change" means any change effective after the date of this Agreement in United States federal, state, or foreign law or regulations or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including Lender, of or under any United States federal, state, or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "RLC":  See Section 1.1.

         "RLC Advance" means an advance by Lender to the Borrower under the RLC pursuant to Section 3 and includes a Variable Rate RLC Advance, a LIBOR Rate RLC Advance and a CD Rate RLC Advance (each of which shall be a "Type" of RLC Advance).

         "RLC Commitment Amount" means $15,000,000.00.

         "RLC Expiration Date" means the earlier of the RLC Maturity Date or the Term Conversion Date.

         "RLC Maturity Date" means                        , 1997 [12 months] .
                                   -----------------------

         "RLC Note" means that Revolving Promissory Note of even date herewith in the face amount equal to the RLC Commitment Amount from Borrower, evidencing the RLC.

         "RLC Payment Date" means the first day of each month.

         "RLC Unused Fee" means one-eighth of one percent (1/8%).

         "TCM Rate" means an interest rate per annum equal to one and one-quarter percent (1.25%) in excess of the yield in percent per annum as shown for three (3) year Treasury constant maturities, on the most recent Federal Reserve statistical release H.15(519) available to Lender two (2) Business Days before the Term Conversion Date.

         "TCM Rate Election": See Section 3A.3.

         "Term Conversion Date" means that date on which Lender shall have made the Term Loan to the Borrower.

         "Term Loan" means the single advance term loan made available by Lender to Borrower pursuant to Article 3A.

         "Tenn Maturity Date" means that date that is three (3) years after the Term Conversion Date.

         "Term Note" means that Promissory Note dated the Term Conversion Date in the face amount of the Term Loan from Borrower, evidencing the Term Loan, substantially in the form attached hereto as Exhibit "C".

         "Type":  See the definition of RLC Advance.

         "Variable Rate" means an interest rate per annum equal to the Prime Rate, adjusted periodically on the effective date of, and in conformity with, changes in that Prime Rate.

         "Variable Rate RLC Advance" means an RLC Advance that bears interest at the Variable Rate.

         Section 2.2 Terms Generally. The definitions in Section 2.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

         Section 2.3 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, consistently applied; provided, however, that, for purposes of determining compliance with any covenant set forth herein, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's consolidated audited financial statements referred to herein.

                                   ARTICLE III

                                       RLC
                                       ---

         Section 3.1 RLC Commitment Amount. Subject to the conditions set forth herein, Lender, from time to time, shall make such RLC Advances as Borrower may request and shall issue such Letters of Credit as Borrower shall request, provided that (a) the aggregate amount of RLC Advances and the face amount of Letters of Credit, at any one time outstanding in either case, shall not exceed the lesser of (i) the Borrowing Base, or (ii) the RLC Commitment Amount, and (b) the aggregate amount of the face amount of Letters of Credit outstanding at any one time shall not exceed the Maximum Letter of Credit Balance. The RLC shall be a revolving credit, against which RLC Advances may be made to Borrower, repaid by Borrower, and readvances made to Borrower and Letters of Credit issued, terminated or repaid by Borrower and reissued, provided that (i) Borrower is not in default under any provision of this Agreement or under the RLC Note, (ii) no RLC Advance shall be made or Letter of Credit issued that would cause the outstanding principal balance of the RLC to exceed the lesser of the Borrowing Base or the RLC Commitment Amount, (iii) no Letter of Credit shall be issued that would cause the aggregate amount of the face amount of Letters of Credit outstanding at any one time to exceed the Maximum Letter of Credit Balance, and
(iv) no RLC Advance shall be made on or after the RLC Expiration Date.

         Section 3.2 RLC Note. The RLC shall be evidenced by the RLC Note in the form approved by Lender, payable to the order of Lender upon the terms and conditions therein contained, and executed and delivered simultaneously with the execution of this Agreement.

         Section 3.3   RLC Advances.

                  (a) Lender may from time to time make RLC Advances of the RLC in such sums as Borrower shall request. No such RLC Advance shall be less than the Advance Minimum Amount.

                  (b) The Borrower shall give Lender written notice, or telephonic notice confirmed immediately in writing, of the request for any RLC Advances under this Agreement, which notice (the "Notice of RLC Advance") shall be received by Lender not later than 11:00 A.M. (Phoenix, Arizona local time) on the same Business Day in the case of a Variable Rate RLC Advance, and in the case of a Fixed Rate RLC Advance not later than 2:00 P.M. (Phoenix, Arizona local time) on the second Business Day before the date of the proposed RLC Advance. Each such Notice of RLC Advance shall specify: (i) the date of the proposed RLC Advance, (ii) the amount of such RLC Advance, (iii) the Type of RLC Advance, and (iv) in the case of a Fixed Rate RLC Advance, the Interest Period. Each Notice of RLC Advance shall be irrevocable and binding on the Borrower. Anything herein to the contrary notwithstanding, no Fixed Rate RLC Advance shall be less than the Fixed Rate Minimum Amount.

                  (c) In the case of any RLC Advance which the related Notice of RLC Advance specifies is to be a Fixed Rate RLC Advance, the Borrower shall indemnify Lender on demand for, from, and against any loss, or expense incurred by Lender as a result of any failure by Borrower to fulfill on or before the date specified in such Notice of RLC Advance for such RLC Advance the applicable conditions set forth in Section
         5.2, including, without limitation, any loss, costs, and expenses incurred by Lender by reason of liquidation or reemployment of deposits or other funds acquired by Lender to fund the Fixed Rate RLC Advance to be made by Lender when such Fixed Rate RLC Advance, as a result of such failure, is not made on such date.

         Section 3.4 Conversion of RLC Advances.

                  (a) The Borrower may, upon written notice to and received by the Lender (i) not later than 2:00 P.M. (Phoenix, Arizona local time) on the second Business Day before the requested Conversion, in the case of any Conversion of a Variable Rate RLC Advance into a Fixed Rate RLC Advance, or a Fixed Rate RLC Advance of one Type into a Fixed Rate RLC Advance of another Type, and (ii) not later than 11:00 A.M. (Phoenix, Arizona local time) on the same Business Day as the Conversion, in the case of any Conversion of a Fixed Rate RLC Advance into a Variable Rate RLC Advance, subject to the provisions of this Section 3.4, Convert any RLC Advances of one Type into RLC Advances of another Type. Each such notice of a Conversion shall be irrevocable and binding on the Borrower. Each such notice of a Conversion shall, within the restrictions specified above, specify (w) the date of such Conversion,
         (x) the RLC Advances to be Converted, (y) the Type of RLC Advances into which the RLC Advances are to be Converted, and (z) if such Conversion is into Fixed Rate RLC Advances, the duration of the Interest Period for each such RLC Advance.

                  (b) If the Borrower should fail to give the Lender any notice of Conversion upon the termination of the Interest Period for a Fixed Rate RLC Advance, such RLC Advance, upon the termination of the Interest Period, shall automatically become a Variable Rate RLC Advance.

         Section 3.5 RLC Unused Fee. Borrower agrees to pay to Lender an unused fee equal to the RLC Unused Fee times the average daily undrawn balance of the RLC, within three (3) days after Lender gives Borrower a notice showing the amount due with respect to the prior three-month period, the first such payment to be due on 1996, and thereafter on each Quarterly End Date.

         Section 3.6   RLC Payments.

                  (a) Interest on the RLC shall accrue on the unpaid principal of each RLC Advance:

                           (i) At the Variable Rate if it is a Variable Rate RLC
                  Advance.

                           (ii) At the  applicable  LIBOR  Rate if it is a LIBOR
                  Rate RLC Advance.

                           (iii) At the applicable CD Rate if it is a CD Rate RLC Advance.

                  (b) All accrued interest shall be due and payable on the RLC Payment Date.

                  (c) The entire outstanding principal balance of the RLC Note, all accrued and unpaid interest and all other sums which may have become payable thereunder shall be due and payable in full on the RLC Maturity Date.

         Section 3.7 Issuance of Letter of Credit. Provided that the Borrower has satisfied the conditions precedent contained in Section 3.8 hereof, the Lender agrees, from time to time, to issue and/or renew Letters of Credit on behalf of the Borrower so long as upon such issuance or renewal (i) a fee is paid by Borrower to Under in an amount equal to Lender's current stated rate for the issuance of all other types of Letters of Credit and for other Letter of Credit services, (ii) in accordance with the terms and conditions of Section 3.1 hereof, the outstanding principal balance of the RLC would not exceed the lesser of (i) the Borrowing Base, or (ii) the RLC Commitment Amount, and (iii) the aggregate amount of the face amount of Letters of Credit outstanding at such time would not exceed the Maximum Letter of Credit Balance.

         Section 3.8 Conditions Precedent to the Issuance of Letters of Credit. The obligation of the Lender to issue and/or renew any Letters of Credit on behalf of the Borrower shall be subject to the following conditions precedent on the date of issuance or renewal of each such Letter of Credit:

                  (a) The Borrower shall execute and deliver to Lender an application for letter of credit, specifying the amount of the requested letter of credit, the requested term thereof, which term may not exceed the RLC Maturity Date, and the beneficiary thereof;

                  (b) No Event of Default shall exist and no event or condition shall exist that after notice or lapse of time, or both would constitute an Event of Default; and

                  (c)      The RLC Expiration Date shall not have occurred.

         Section 3.9 Drawing of a Letter of Credit. Should any Letter of Credit be drawn upon by the beneficiary thereof, such draw shall be deemed to be a Variable Rate RLC Advance.

                                   ARTICLE 3A

                                    TERM LOAN
                                    ---------

         Section 3A.1 Term Loan Commitment. Subject to the terms and conditions herein set forth, Lender agrees to make a Term Loan to the Borrower on or before the RLC Maturity Date, in such amount as the Borrower shall request, up to but not to exceed the RLC Commitment Amount; provided, however, that the Borrower shall have satisfied the following conditions precedent:

                  (a) Borrower shall have given the Lender written notice of its request at least thirty (30) days prior to the RLC Maturity Date;

                  (b) Borrower shall have paid to Lender prior to the Term Conversion Date a fee equal to one quarter percent (0.25 %) of the amount of the Term Loan; and

                  (c) Borrower shall not be in default under any provision of this Agreement.

         Section 3A.2 Term Note. The Term Loan shall be evidenced by the Term Note, executed by Borrower and delivered to Lender on or before the Loan Conversion Date.

         Section 3A.3   TCM Rate Election.

                  (a) The Borrower may elect that the Term Loan bear interest at the TCM Rate by giving Lender written notice of such election (the "TCM Rate Election") at least two Business Days before the Term Conversion Date. Should Borrower deliver to Lender its TCM Rate Election, interest shall accrue on the Tenn Loan throughout its term at the TCM Rate.

                  (b) Should Borrower not deliver to Lender its TCM Rate Election pursuant to subparagraph (a) of this Section 3A.3, interest shall accrue on the entire Term Loan at the applicable LIBOR Rate for the Interest Period selected by the Borrower from time to time. In the event that the Borrower fails to select a new Interest Period for the Term Loan prior to the termination of an existing Interest Period, the Term Loan shall bear interest at the LIBOR Rate with a 30 day Interest Period.

         Section 3A.4   Term Loan Payments.

                  (a) In the event that interest accrues on the Term Loan at the TCM Rate, interest and principal shall be due in thirty-six (36) equal monthly payments, payable on the first day of each month, commencing on the first day of the second month after the Term Conversion Date.

                  (b) In the event that interest accrues on the Term Loan at the applicable LIBOR Rate, principal in an amount sufficient to fully amortize the amount of the Term Loan over thirty-six (36) equal monthly payments, together with accrued interest, shall be due and payable on the first day of each month, commencing on the first day of the second month after the Term Conversion Date.

                  (c) The entire unpaid principal balance, all accrued interest and unpaid interest, and all other sums which may have become payable hereunder shall be due and payable on the Term Maturity Date.

                                   ARTICLE IV

                              FIXED RATE PROVISIONS
                              ---------------------

         Section 4.1   Additional Provisions for Fixed Rate Advances.

                  (a) Unavailability of Deposits or Inability to Ascertain the Rates. Notwithstanding any other provision of this Agreement, if prior to the commencement of any Interest Period, Lender shall determine (i) that United States dollar deposits in the amount of any LIBOR Rate Advance to be outstanding during such Interest Period are not readily available to Lender in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate, then Lender shall promptly give notice thereof to the Borrower and the obligation of Lender to create, or effect by conversion any LIBOR Rate RLC Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period selected by the Borrower shall again be readily available in the market and adequate and reasonable means exist for ascertaining the LIBOR Base Rate.

                  (b) Increased Costs. (i) If, due to any Regulatory Change, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining Fixed Rate Advances (including, without limitation, any increase in any applicable reserve requirement), or of issuing or maintaining Letters of Credit, then the Borrower shall from time to time, upon demand by Lender, pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs which it reasonably determines are attributable to such Regulatory Change; (ii) if Lender determines (in its reasonable discretion) that, as a result of any
         Regulatory Change, the amount of capital required or expected to be maintained by Lender is increased by or based upon the existence of Lender's commitment to lend hereunder, then, upon demand by Lender, the Borrower shall immediately pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs which it reasonably determines are attributable to the maintenance by Lender of capital in respect of Lender's commitment to lend hereunder; and (iii) Lender will notify the Borrower of any Regulatory Change that will entitle Lender to compensation pursuant to this Section 3.7(b) as promptly as practicable, but in any event within 90 days after Lender obtains knowledge thereof; provided, however, that if Lender fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change, Lender shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Lender has given such notice. Lender will furnish to Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by Lender for compensation. Determinations by Lender of the amounts required to compensate Lender shall be made on a reasonable basis. Lender shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by such Lender. Upon receipt of notice of any such Regulatory Change from Lender, Borrower shall have the option to prepay or Convert any Fixed Rate Advances adversely affected by any Regulatory Change within seven (7) days of receipt of such notice, without the obligation to pay to Lender with respect to such prepayment or Conversion any amount or amounts otherwise payable to Lender by Borrower pursuant to Section 4. 1 (e).

                  (c) Illegality. Notwithstanding any other provision of this Agreement, if Lender shall notify the Borrower that as a result of a Regulatory Change it is unlawful for Lender to perform its obligations hereunder to make LIBOR Rate Advances or to fund or maintain LIBOR Rate Advances hereunder (i) the obligation of Lender to make, or to Convert RLC Advances into, LIBOR Rate Advances shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist and (ii) in the event such Regulatory Change makes the maintenance of LIBOR Rate Advances hereunder unlawful, the Borrower shall forthwith prepay in full all LIBOR Rate Advances then outstanding, together with interest accrued thereon and all amounts in connection with such prepayments specified in Section 4.1(e), unless the Borrower, within five (5) Business Days of notice from Lender, Converts all LIBOR Rate RLC Advances then outstanding into Variable Rate RLC Advances in accordance with Section 3.4 with no obligation to pay any amount described in Section 4.1 (e) in connection with such prepayments.

                  (d) Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of any Fixed Rate Advance in any manner it sees fit; provided, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if Lender had actually funded and maintained each Fixed Rate Advance during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the applicable Rate for such Interest Period.

                  (e) Non-availability of LIBOR Rate Advances. In the event that Borrower shall have elected that the Tenn Loan accrue interest at the LIBOR Rate and pursuant to this Section 4.1 LIBOR Rate Term Loans are not available, the Term Loan shall accrue interest at a comparable rate as shall be agreed to by Borrower in writing and as shall be acceptable to Lender.

         Section 4.2 TCM Rate Prepayment. Should the Term Loan bear interest at the TCM Rate, all prepayments of the Term Loan shall be made with a prepayment premium computed as follows: 1 % of the outstanding principal balance if the outstanding principal balance is less than $50,000.00, and if the outstanding principal balance is equal to or more than $50,000.00, an amount equal to the present value of the remaining cash flows discounted at the Treasury Constant Yield (TCY) + 100 basis points] - outstanding principal. The TCY is calculated as the interpolated constant maturity Treasury rate with a maturity matching the remaining average term of the Term Note to the Term Maturity Date. Rate data is obtained, at the time of prepayment, from the most recent Federal Reserve statistical release H.15 (519), using data from the most recent week ending column.

                                    ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

         Section 5.1 Conditions Precedent. The obligation of Lender to fund the Loan is subject to the fulfillment of the following conditions:

                  (a) Borrower shall have executed (or obtained the execution or issuing of) and delivered to Lender the following documents or information, all in form satisfactory to Lender:

                           (i) The RLC Note;

                           (ii) A corporate  resolution of Borrower  authorizing
                  (i) the Loans, and (ii) the execution and delivery by Borrower of all documents to be executed by Borrower, and the performance by Borrower of all acts and things to be performed by Borrower, pursuant to this Agreement; and

                           (iii) A copy of the current Organizational Documents,
                  so certified by the Secretary of the corporation, together with a copy of a current Certificate of Good Standing in the State of incorporation for Borrower; and such other documents as Lender may require relating to the existence and good standing of Borrower and the authority of any person acting or executing documents on behalf of Borrower.

                  (b) All representations and warranties by Borrower contained in this Agreement shall remain true and correct and the Borrower has performed or complied with all agreements of Borrower made in this Agreement that Borrower is to have performed or complied with by the date of the first Advance.

                  (c) No Event of Default shall exist and no event or condition shall exist that after notice or lapse of time, or both would constitute an Event of Default.

                  (d) Should Lender so require, Lender shall have received an opinion of Counsel to Borrower in a form satisfactory to it.

                  (e) All amounts under the 1994 Agreement due and payable to Lender shall have been paid.

         Section 5.2 Conditions Precedent to All Future Advances. The obligation of the Lender to make any Advances to the Borrower following the initial Advance under Section 5.1 hereof shall be subject to the condition precedent that on the date of each such Advance no Event of Default shall exist and no event or condition shall exist that after notice of lapse of time or both, would constitute an Event of Default.

                                   ARTICLE VI

                     GENERAL REPRESENTATIONS AND WARRANTIES
                     --------------------------------------

         Each Borrower hereby represents and warrants to Lender as follows:

         Section 6.1 Recitals. The recitals and statements of intent appearing in this Agreement are true and correct.

         Section 6.2 Organization. Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization. Borrower is qualified to do business and is in good standing in the State of Arizona and in each state in which it is required by law to do so.

         Section 6.3 Power. Borrower has full power and authority to own its properties and assets and to carry on its business as presently being conducted.

         Section 6.4 Enforceable. Borrower is fully authorized and permitted to enter into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of law or regulation applicable to Borrower. This Agreement and the RLC Note are valid and binding legal obligations of Borrower, and each is enforceable in accordance with its terms.

         Section 6.5 No Conflict. The execution, delivery and performance by Borrower of this Agreement, the Notes and all other documents and instruments relating to the Loans are not in conflict with any provision by law applicable to Borrower or with the Organizational Documents of Borrower and will not result in any breach of the terms or conditions or constitute a default under any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any obligations, covenants or conditions of any such agreement or instrument.

         Section 6.6 No Actions. There are no actions, suits or proceedings pending or threatened against Borrower which materially affect the repayment of the Loans, the performance by Borrower under this Agreement or the financial condition, business or operations of Borrower.

         Section 6.7 Financial Statements. All financial statements and profit and loss statements, all statements as to ownership and all other statements or reports previously or hereafter given to Lender by Borrower are and shall be true and correct as of the date thereof. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower since the date of the latest financial statements given to Lender.

         Section 6.8 Tax Payments. Borrower has filed all federal, state and local tax returns by the due date as extended and has paid all federal, state and local taxes shown due thereon by such extended due date and all other payments required under federal, state or local law.

         Section 6.9 Margin Stock. No part of the proceeds of any financial accommodation made by Lender in connection with this Agreement will be used to purchase or carry "margin stock, " as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

         Section 6.10 Affirmation. Each request by Borrower for an Advance hereunder shall constitute an affirmation on the part of the Borrower that the representations and warranties of Section 6.7 are true and correct with respect to any financial statements submitted by Borrower to Lender between the date of this Agreement and the date of such request, that the representations and warranties of Sections 6.1, 6.5, 6.6, 6.7 and 6.8 hereof are true and correct as of the time of such request and that the condition precedents set forth in
Article 5 hereof are fully satisfied. All representations and warranties made herein shall survive the execution of this Agreement, any and all Advances or proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans, so long as Lender has any commitment to lend to Borrower hereunder and until the Loans and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

         Section 6.11 Solvency. Borrower (both before and after giving effect to the transactions contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Each Borrower hereby covenants and agrees that so long as Lender has any commitment to lend to Borrower hereunder and until the Loans and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged:

         Section 7.1 Existence. Borrower shall maintain its existence with no material amendments or changes in its Organizational Documents without the prior written approval of the Lender.

         Section 7.2 Maintain Property. Borrower shall maintain in full force and effect all agreements, rights, trademarks, patents and licenses necessary to carry out its business, shall keep all of its properties in good condition and repair, and shall make all needed and proper repairs and improvements to its properties in order to properly conduct its business.

         Section 7.3 Insurance. To the extent Borrower is not self-insured, Borrower shall maintain in full force and effect at all times insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary for companies of comparable size and financial strength in the trades or businesses in which Borrower is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers acceptable to Lender. Copies of all policies of, or certificates of, insurance evidencing such coverages in effect from time to time shall be delivered to Lender prior to the initial advance of funds under this Agreement and promptly upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, Borrower shall provide evidence satisfactory to Lender that required coverage in required amounts is in effect. Borrower shall deliver to Lender certificates of, and copies of the originals of, all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend to Borrower and/or any portion of the Loans shall be outstanding or unsatisfied.

         Section 7.4 Payments. Borrower shall make all payments of interest and principal on the Loans as and when the same become due and payable and shall keep and comply with all covenants, terms and provisions of the Notes.

         Section 7.5 Financial Reports. Borrower shall maintain a standard system of accounting in accordance with good business practices, that reflects the application of GAAP and Borrower shall furnish to Lender the following:

                  (a) Within thirty (30) days after the end of each monthly period (or comparable fiscal accounting period of Borrower), monthly and year-to-date financial and operating statements for Borrower as of the end of the preceding month and profit and loss statements covering that period, certified by Borrower to be a true and accurate representation of its operations and financial condition during that period and at its end.

                  (b) Not later than thirty-one (31) days after the end of each fiscal year, a copy of Borrower's monthly financial projections relating to its business operations for the new fiscal year and annual financial projections relating to the Borrower's business operations for the new fiscal year, certified by Borrower to be representative of its projected operation and projected financial condition during the period covered.

                  (c) Within ninety (90) days after the end of each fiscal year of Borrower, financial statements which accurately and completely reflect Borrower's assets, liabilities and net worth, as of the end of the fiscal year, together with profit and loss statements for the fiscal year, all prepared in accordance with GAAP together with an opinion thereon (which shall not be limited by reason of any limitation imposed by Borrower) of independent certified public accountants of national standing selected by Borrower and acceptable to Lender to the effect that such financial statements have been prepared in accordance with GAAP and that their examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances.

                  (d) With each statement submitted by Borrower under subparagraphs (a) and (c) above, a certificate signed by an Authorized Officer, in the form of Exhibit "A" attached hereto, stating that no Event of Default exists and no event has occurred and no condition exists that, after notice or passage of time, or both, would constitute an Event of Default.

                  (e) A statement of litigation matters involving Borrower that could cause any materially adverse effect upon the operations of the Borrower or in which the amount in controversy or exposure to the Borrower is in excess of a Material Amount, such statement to be furnished within fifteen (15) days after date of service of such litigation or the occurrence of any such change.

                  (f) Within thirty (30) days of each fiscal quarter of Borrower, a certificate signed by an Authorized Officer in the form of Exhibit "B" attached hereto (the "Compliance Certificate").

                  (g) Such other information as Lender may reasonably request.

         Section 7.6 Records. Borrower shall maintain, in a safe place, proper and accurate books, ledgers, correspondence and other records relating to its operations and business affairs. Lender shall have the right from time to time to examine and audit and to make abstracts from and photocopies of Borrower's books, ledgers, correspondence and other records.

         Section 7.7 Current Obligations. Except for tax protests made in good faith and, the posting, if required, of any and all bonds therewith, Borrower shall pay all of its current obligations before they become delinquent, including all federal, state and local taxes, assessments, levies and governmental charges and all other payments required under any federal, state or local law.

         Section 7.8 Other Documents. Borrower shall execute and deliver to Lender such other instruments and documents and do such other acts as Lender may reasonably require in connection with the Loans.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS
                               ------------------

         Each Borrower covenants and agrees that so long as Lender has any commitment to lend to Borrower hereunder and until the Loans and all other indebtedness hereunder have been paid in full and all of the Borrower's obligations hereunder have been fully discharged, Borrower shall not without receiving the prior written consent of Lender:

         Section 8.1 Dissolution. Dissolve, liquidate, or merge or consolidate with or into any corporation or entity, or turn over the management or operation of its property, assets or businesses to any other person, firm or corporation, or make any material change in its ownership, management structure or management personnel.

         Section  8.2  Fiscal  Year.   Change  the  times  of   commencement  or
termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP.

         Section 8.3 Margin Stock. Use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from Lender to Borrower, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation T, U or X of such Board, nor use such proceeds for any purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         Section  8.4   Debt/Worth.   Permit  the  ratio  of  Borrower's   total
liabilities to its net worth at the end of any fiscal quarter of Borrower to exceed 1.0 to 1.

         Section 8.5 TFCC. Permit (i) the sum of Borrower's net profit, depreciation expense, amortization expense, deferred income tax expense, interest expense and rent expense, (ii) divided by the sum of Borrower's prior period current portion of long-term debt, interest expense and rent expense (the latter two adjusted for taxes) to be less than 3.0.

         Section 8.6 Debt/Cash Flow. Permit (i) the sum of Borrower's long-term debt, including the current portion thereof, and the outstanding balance of the RLC, (ii) divided by Borrower's net profit, depreciation expense and amortization expense for the most recent four quarters to be more than 3.0.

         Section 8.7 Current Ratio. Permit the ratio of Borrower's current assets to its current liabilities, excluding the outstanding balance of the RLC at the end of any fiscal quarter of Borrower to be less than 1.00 to 1.

                                   ARTICLE IX

                              DEFAULT AND REMEDIES
                              --------------------

         Section 9.1 Event of Default. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this
Agreement:

                  (a) Failure to pay any installment of principal or interest under the Notes as and when the same become due and payable, or the failure to pay any other sum due under the Notes or this Agreement when the same shall become due and payable;

                  (b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Agreement (other than a failure or neglect described in one or more of the other provisions of this
         Section 9. 1);

                  (c) Any warranty, representation or statement contained in this Agreement, or made or furnished to the Lender by or on behalf of the Borrower, that shall be or shall prove to have been false when made or furnished;

                  (d) The filing by Borrower (or against Borrower in which Borrower acquiesces or which is not dismissed within forty-five (45) days of the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Borrower; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Borrower;

                  (e) The insolvency of Borrower; or the execution by Borrower of an assignment for the benefit of creditors; or the convening by Borrower of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Borrower to pay its debts as they mature; or if Borrower is generally not paying its debts as they mature;

                  (f) The admission in writing by Borrower that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

                  (g) The liquidation, termination or dissolution of Borrower;

                  (h) The occurrence of any default under the Notes or any document or instrument given by Borrower in connection with any other indebtedness of Borrower to Lender and the expiration of any grace period provided therein;

                  (i) The failure of Borrower to comply with any Financial Covenant at the end of any fiscal quarter; or

                  (j) The occurrence of any adverse change in the financial condition of Borrower that Lender, in its reasonable discretion, deems material, or if Lender in good faith shall believe that the prospect of payment or performance of the Loan is impaired.

         Section 9.2 Remedies and Cure Period. Upon the occurrence of any Event of Default and at any time thereafter while such Event of Default is continuing, subject to the provisions of subparagraphs (b) and (c) hereof, Lender may do one or more of the following:

                  (a)  Cease  making   Advances  or   extensions   of  financial
         accommodations in any form to or for the benefit of Borrower and declare the entire Loans immediately due and payable, without notice or demand;

                  (b) Proceed to protect and enforce its rights and remedies under this Agreement and the Notes; and

                  (c) Avail itself of any other relief to which Lender may be legally or equitably entitled.

                                    ARTICLE X

                              ACTION UPON AGREEMENT
                              ---------------------

         Section 10.1 Third Party. This Agreement is made for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or organization shall have any right of action hereon. No representation of any kind is made to third parties by the execution hereof, by the existence or form of the indebtedness treated herein, or by any performance, or failure or waiver thereof, by any party of the terms hereof. Specifically, without limitation of the foregoing, the Lender makes no representation to any third party as to the solvency of the Borrower or of the commercial practicability of any business enterprise to which or for which the Loans are made.

         Section 10.2 Entire Agreement. This Agreement embodies the entire Agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements express or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and the delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

         Section 10.3 Writing Required. No promise, representation, warranty or agreement made subsequent to the execution and delivery hereof by either party hereto, and no revocation, partial or otherwise, or change, amendment, addition, alteration or modification of this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

         Section 10.4 No Partnership. Lender and Borrower each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or, constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.

                                   ARTICLE XI

                                     GENERAL
                                     -------

         Section 11.1 Survival. This Agreement shall survive the making of the Loans and shall continue so long as any part of the Loans, or any extension or renewal thereof, or any Letter of Credit remains outstanding.

         Section 11.2 Context. This Agreement shall apply to the parties hereto according to the context hereof, and without regard to the number or gender of words or expressions used herein.

         Section 11.3 Time. Time is expressly made of the essence of this Agreement.

         Section 11.4 Notices. All notices required or permitted to be given hereunder shall be in writing, and shall become effective immediately if personally delivered or effective twenty-four (24) hours after such are deposited in the United States mail, certified or registered, postage prepaid, addressed as shown above, or to such other address as such party may from time to time designate in writing. Any notice sent to Borrower shall be sent to the attention of its chief financial officer.

         Section 11.5 Costs. Borrower shall pay all costs and expenses arising from the preparation of this Agreement, the Notes, the closing of the Loans, the making of Advances thereunder, and the enforcement of Lender's rights hereunder, including but not limited to, accounting fees, appraisal fees, attorneys' fees and any charges that may be imposed on Lender as a result of this transaction. At the option of Lender and upon written notice to Borrower, RLC Advances may be made and disbursed from time to time by Lender directly in payment of such costs and expenses.

         Section 11.6 Law. This Agreement shall be construed according to the laws of the State of Arizona.

         Section 11.7 Successors. This Agreement shall, except as herein otherwise provided, be binding upon and inure to the benefit of the successors and assigns of the parties, hereto.

         Section 11.8 Headings. The headings or captions of sections in this Agreement are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Agreement or the provisions of such sections.

         Section 11.9   Arbitration.

                  (a) Binding Arbitration. Upon the demand of Borrower or Lender (collectively, the "parties"), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement or any related agreements, documents, or instruments (the "Documents"). The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather than being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot be brought, filed or pursued in court.

                  (b) Governing Rules. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States
         Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Arizona. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a Lender of the protections afforded to it under 12 U.S.C. ss. 91 or similar governing state law. Amy party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

                  (c) No Waiver, Preservation of Remedies, Multiple Parties. No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (1) foreclose against any real or personal property collateral or other security, (2) exercise self-help remedies (including repossession and setoff rights) or (3) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section (c) shall be a Dispute hereunder.

                  (d)   Arbitrator    Powers   and    Qualifications,    Awards.
         Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 10 years practice in commercial law in the State of Arizona. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000) including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"). An Arbitration Panel shall be composed of one arbitrator who would be qualified to sit as a single arbitrator in a Dispute decided by one arbitrator, one who has at least ten years experience in commercial lending and one who has at least ten years experience in the trucking industry. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party in any Dispute, (1) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against borrower(s) guarantors, sureties and or owners of collateral if different from the Borrower, and (2) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or the arbitrability of any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

                  (e) Miscellaneous. To the maximum extent practicable, the Administrator, the Arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the Administrator. The Arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Arizona at a location determined by the Administrator. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding. The provisions of this arbitration clause shall survive any termination, amendment, or expiration of the Documents and repayment in full of sums owed to Lender by Borrower unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

         IN WITNESS WHEREOF, these presents have been executed as of the day and year first set forth above.

                                        FIRST INTERSTATE BANK OF ARIZONA,
                                        N.A.



                                        By
                                          --------------------------------------
                                             Its
                                                --------------------------------

                                                                          LENDER


                                        KNIGHT TRANSPORTATION, INC., an
                                        Arizona corporation



                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Its
                                           -------------------------------------


                                        QUAD K LEASING, INC., a______________
                                        corporation



                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Its
                                           -------------------------------------

                                                                        BORROWER

         Each party hereby acknowledges that it has read the Arbitration provisions contained in Section 11.9 of this Agreement.

                                        FIRST INTERSTATE BANK OF ARIZONA,
                                        N.A.



                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------

                                                                          LENDER


                                        KNIGHT TRANSPORTATION, INC., an
                                        Arizona corporation



                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Its
                                           -------------------------------------


                                        QUAD K LEASING, INC., a
                                        corporation



                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Its
                                           -------------------------------------

                                                                        BORROWER

                                   EXHIBIT "A"


                                                             ___________________



Mr.
Vice President
Commercial Banking Division
First Interstate Bank of Arizona, N.A.
P.O. Box 53456
Phoenix, Arizona  85072-3456

Dear Mr.

         Enclosed are the required financial statements for the [month] [fiscal year] ending _________________for Borrower as required under Section 7.5 of the Loan Agreement dated ________________, 1996 (the "Agreement").

         To the best of my knowledge in all material respects, no "Event of Default, " as defined in the Agreement, exists and no event has occurred and no condition exists that, after notice or passage of time, or both, would constitute an Event of Default.

Very truly yours,

                                   EXHIBIT "B"


TO:      FIRST INTERSTATE BANK OF ARIZONA, N.A.

        Certificateof Borrower's Covenant Compliance with Section 7.5(f)
           of the Loan Agreement dated _________________, 1996 between
             Knight Transportation, Inc., an Arizona corporation and
                Quad K Leasing, Inc., a ____________ corporation
                   and First Interstate Bank of Arizona, N.A.


                                                          Date__________________


The undersigned officer of Knight Transportation, Inc., an Arizona corporation, and Quad K Leasing, Inc., a ______________ corporation, Borrower under said Loan Agreement, hereby certifies that as of the date written above, the following computations were true and correct:

I.   Section 8.4 - Debt/Worth
Numerator:            Total Liabilities                                                                           A
                                                                                divided by:                   -----

Denominator:          Net Worth                                                                                   B
                                                                                                              -----
                                                                                equals                          A/B
                                                                                                              =====
                                                                                maximum                        1.0x
                                                                                                              =====
II.   Section 8.5 - TFCC

Numerator:            Long-term debt (with CPLTD)
                                                                                                              -----
                      plus:  RLC balance
                                                                                                              -----
                                                                                Equals                            A
                                                                                                              -----
                                                                                divided by:
Denominator:          Net profit
                                                                                                              -----
                      plus:  depreciation
                                                                                                              -----
                      plus:  amortization
                                                                                                              -----
                      =  Cash Flow                                                                                B
                                                                                                              -----
                      A divided by B equals
                                                                                                              =====
                                                                                maximum                        3.0x
                                                                                                              =====

III.   Section 8.6 - Debt/Cash Flow

Numerator:            Net Profit
                                                                                                              -----
                      plus:  Depreciation
                                                                                                              -----
                      plus:  Amortization
                                                                                                              -----
                      plus:  Interest Expense
                                                                                                              -----
                      plus:  Operating Lease Rent Expense
                                                                                                              -----
                      plus:  Deferred Income Tax Expense
                                                                                                              -----
                      EBITDA                                                                                      A
                                                                                                              -----

                                                                                divided by:

Denominator:          CPLTD
                                                                                                              -----
                      plus:  Operating Leases Rent Expense
                                                                                                              -----
                      plus:  Interest Expense
                                                                                                              -----
                      = Current Portion                                                                           B
                                                                                                              -----

                      A divided by B equals                                                                     A/B
                                                                                                              =====
                                                                                minimum                        3.0x
                                                                                                              =====

IV.   Section 8.7 - Current Ratio

Numerator:            Cash
                                                                                                              -----
                      plus:  Accounts Receivable
                                                                                                              -----
                      Equals                                                                                      A
                                                                                                              -----
                                                                                divided by:

Denominator:          Current liabilities
                                                                                                              -----
                      excluding:  any RLC Advances outstanding
                                                                                                              -----
                      Equals                                                                                      B
                                                                                                              -----
                      A divided by B equals                                                                     A/B
                                                                                                              =====
                                                                                minimum                         10x
                                                                                                              =====

                                        KNIGHT TRANSPORTATION, INC., an
                                        Arizona corporation



                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Its
                                           -------------------------------------


                                        QUAD K LEASING, INC., a ________________
                                        corporation



                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Its
                                           -------------------------------------

                                   EXHIBIT "C"

                                 PROMISSORY NOTE
                                 ---------------


$___________________                                            Phoenix, Arizona

                                                            ______________, 1996


         FOR VALUE RECEIVED, the undersigned KNIGHT TRANSPORTATION, INC., an Arizona corporation and QUAD K LEASING, INC., a _______________________
corporation (together, "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF ARIZONA, N.A. (the "Payee"; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at Post Office Box 53456, Phoenix, Arizona 85072-3456, or at such other place as Holder may from time to time designate in writing, the principal sum of ____________________ MILLION AND NO/100 DOLLARS ($_____________________) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

                  (a) Interest. Interest shall accrue on the unpaid principal of this Note at [the applicable LIBOR Rate] [the TCM Rate].

                  (b) Monthly Payments. [In the event that interest accrues on the Term Loan at the TCM Rate,] Interest and principal shall be due hereunder in thirty-six (36) equal monthly payments payable on the first day of each month, commencing on the first day of the second month after the Term Conversion Date.

                  [In the event that interest accrues on the Term Loan at the applicable LIBOR Rate,] Principal in an amount sufficient to fully amortize the amount of the Term Loan over thirty-six (36) equal monthly payments, together with accrued interest, shall be due and payable hereunder on the first day of each month, commencing on the first day of the second month after the Term Conversion Date.

                  (c) Final Payment. The entire outstanding principal balance, all accrued and unpaid interest and all other sums which may have become payable thereunder shall be due and payable in full on the Term Maturity Date.

                  (d) Definitions. The capitalized terms used and not otherwise defined herein shall have the same meanings as defined in the Loan Agreement (defined below).

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

         If any payment required under this Note is not paid within five (5) Business Days when due, then, at the option of Holder, Maker shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate Holder for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

         All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

         This Note is issued pursuant to that Loan Agreement dated of even date herewith between Maker and Payee, the ("Loan Agreement").

         Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any event of default under the Loan Agreement or any Security Documents.

         After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at that rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Holder.

         Maker shall have the option to prepay this Note, in full or in part, at any time. In the event interest accrues hereunder at the TCM Rate, Maker shall pay to Holder such premium as provided for in Section 4.2 of the Loan Agreement.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker (a) waives any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (b) consents that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         In addition, Maker waives and agrees not to assert: (a) any right to require Holder to proceed against Maker to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; and
(f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of the Note.

         Maker agrees that to the extent Maker makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         Without limiting the right of Holder to bring any action or proceeding against Maker or against any property of Maker (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker hereby irrevocably submits to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agrees that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

         This Note shall be construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first written above.

                                        KNIGHT TRANSPORTATION, INC., an
                                        Arizona corporation



                                        By
                                          --------------------------------------
                                             Its
                                                --------------------------------


                                        QUAD K LEASING, INC., a_________________
                                        corporation



                                        By
                                          --------------------------------------
                                             Its
                                                --------------------------------

                                                                           MAKER

                            REVOLVING PROMISSORY NOTE
                            -------------------------


$15,000,000.00                                                  Phoenix, Arizona

                                                           _______________, 1996


         FOR VALUE RECEIVED, the undersigned KNIGHT TRANSPORTATION, INC., an Arizona corporation and QUAD K LEASING, INC., a ________________ corporation (together, "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF ARIZONA, N.A. (the "Payee"; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at Post Office Box 53456, Phoenix, Arizona 85072-3456, or at such other place as Holder may from time to time designate in writing, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

                  (a) Interest. Interest shall accrue on the unpaid principal of each RLC Advance:

                           (i) At the Variable Rate if it is a Variable Rate RLC
                  Advance.

                           (ii) At the  applicable  LIBOR  Rate if it is a LIBOR
                  Rate RLC Advance.

                           (iii) At the applicable CD Rate if it is a CD Rate RLC Advance.

                  (b) Interest Payment. All accrued interest shall be due and payable on the RLC Payment Date.

                  (c) Principal Payment. The entire outstanding principal balance, all accrued and unpaid interest and all other sums which may have become payable thereunder shall be due and payable in full on the RLC Maturity Date.

                  (d) Definitions. The capitalized terms used and not otherwise defined herein shall have the same meanings as defined in the Loan Agreement (defined below).

         The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Maker, repaid by Maker, and readvanced to Maker from time to time, subject to the other terms hereof and the conditions, if any, contained in the Loan Agreement and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

         All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

         This Note is issued pursuant to that Loan Agreement dated of even date herewith between Maker and Payee, the ("Loan Agreement").

         Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any event of default under the Loan Agreement or any Security Documents.

         After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the rate that would otherwise be payable under the terms hereof. Maker shall costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Holder.

         Maker shall have the option to prepay this Note, in full or in part, at any time. Maker shall pay to Holder such amount or amounts as shall be sufficient to compensate for any losses (including without limitations loss of anticipated profit), costs or expenses which Holder may reasonably incur as a result of payment or Conversion of any LIBOR Rate RLC Advance or of any CD Rate RLC Advance other than on the last Business Day of the Interest Period for such RLC Advance.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker (a) waives any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and

(b) consents that Holder may extend the time of payment or other-wise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         In addition, Maker waives and agrees not to assert: (a) any right to require Holder to proceed against Maker to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12- 1641, et seq., of the Arizona Revised Statutes; and
(f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of the Note.

         Maker agrees that to the extent Maker makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         Without limiting the right of Holder to bring any action or proceeding against Maker or against any property of Maker (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker hereby irrevocably submits to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agrees that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

         This Note shall be construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, this Revolving Promissory Note has been executed as of the date first written above.

                                        KNIGHT TRANSPORTATION, INC., an
                                        Arizona corporation



                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------


                                        QUAD K LEASING, INC., a
                                        corporation



                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------

                                                                           MAKER
                                       -4-